UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2013 (June 28, 2013)

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Rd. W, Suite 300 Oakville, Ontario, Canada	L6L 1H5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 28, 2013, Joshua Gold Resources Inc. (the “Company”, “we”, “us” and “our”) received a National Instrument 43-101 Compliant Technical Report (the “Report”) on portions of the Kenty property in and around Swayze Township, Porcupine Mining District, Ontario, Canada (the “Kenty Property”).  The Company commissioned Hawk Exploration Consultants to complete the Report for the sole purpose of creating recommendations for a work plan on the Kenty Property and amalgamation of information of historical and recent information in a literature based review.

The scope of the Report is limited to the portion of the Kenty Property comprised only of the Kenty Gold Property (as described in Item 2 of our Annual Report for 2012 on Form 10-K filed April 17, 2013, as amended) and the Mortimer Claims (the acquisition of which is described in Item 2 of our Quarterly Report for the period ending March 31, 2013, on Form 10-Q filed May 20, 2013, as amended).  The Report does not include the following portions of the Kenty Property: the Coppell Claims (the acquisition of which is described in Item 2 of our Quarterly Report for the period ending March 31, 2013, on Form 10-Q filed May 20, 2013, as amended), the recently acquired Neville Property Claims (as described in our Current Report on Form 8-K filed June 3, 2013, as amended), and the recently acquired Cree Lake Property Claims (as described in our Current Report on Form 8-K filed July 1, 2013).

The Report is authored by Warren Hawkins, P.Eng, an independent geological engineer and a "Qualified Person" within the meaning of National Instrument 43-101.  Mr. Hawkins is responsible for the technical information contained in the Report.

A link to the Report can be found on our website at http://www.joshuagoldresources.com/properties-overview/kenty-property/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: July 5, 2013	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director

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